Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Star Gas Partners, L.P. (the “Partnership”) and Star Gas Finance Company on Form 10-K for the year ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ami Trauber, Chief Financial Officer of the Partnership and Star Gas Finance Company, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership and Star Gas Finance Company.

A signed original of this written statement required by Section 906 has been provided to Star Gas Partners, L.P. and will be retained by Star Gas Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

STAR GAS PARTNERS, L.P. STAR GAS FINANCE COMPANY By: STAR GAS LLC (General Partner)

December 14, 2004	By:	/s/ Ami Trauber
Ami Trauber Chief Financial Officer Star Gas Partners, L.P. Star Gas Finance Company